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                     AMC ENTERTAINMENT INC. AND SUBSIDIARIES    EXHIBIT 12.2
                     RATIO OF EBITDA TO NET INTEREST EXPENSE
                RATIO OF EBITDAR TO NET INTEREST EXPENSE AND RENT
                             (DOLLARS IN THOUSANDS)

                                                  PRO FORMA          ACTUAL            ACTUAL       PRO FORMA YEAR   ACTUAL YEAR
                                                39 WEEKS ENDED   39 WEEKS ENDED    39 WEEKS ENDED  (52 WEEKS) ENDED   (52 WEEKS)
                                                 DECEMBER 31,     DECEMBER 31,       JANUARY 1,       APRIL 2,      ENDED APRIL 2,
                                                     1998             1998              1998             1998           1998
                                                --------------   --------------    --------------  ---------------- --------------
EBITDA                                           $     92,260     $     92,260      $    85,550       $    106,901    $    106,901
     Rent                                             119,065          119,065           72,742            106,383         106,383
                                                 ------------     ------------      -----------       ------------    ------------
EBITDAR                                          $    211,325     $    211,325      $   158,292       $    213,284    $    213,284
     Interest on borrowings                            27,249           19,844           20,513             35,977          26,353
     Interest on capital leases                         6,373            6,373            7,007              9,326           9,326
     Interest Income                                     (649)            (649)            (309)              (515)           (515)
                                                 ------------     ------------      -----------       ------------    ------------
     Net Interest Expense                        $     32,973     $     25,568      $    27,211       $     44,788    $     35,164
     Rent                                             119,065          119,065           72,742            106,383         106,383
                                                 ------------     ------------      -----------       ------------    ------------
     Net Interest Expense Plus Rent                   152,038          144,633           99,953            151,171         141,547
                                                 ------------     ------------      -----------       ------------    ------------
                                                 ------------     ------------      -----------       ------------    ------------
     RATIO OF EBITDA TO NET INTEREST EXPENSE             2.80             3.61             3.14               2.39            3.04
                                                 ------------     ------------      -----------       ------------    ------------
                                                 ------------     ------------      -----------       ------------    ------------
     RATIO OF EBITDAR TO NET INTEREST EXPENSE            1.39             1.46             1.58               1.41            1.51
     AND RENT
                                                 ------------     ------------      -----------       ------------    ------------
                                                 ------------     ------------      -----------       ------------    ------------


                                                 ACTUAL YEAR          ACTUAL YEAR       ACTUAL YEAR       ACTUAL YEAR
                                                 (53 WEEKS)        (52 WEEKS) ENDED   (52 WEEKS) ENDED  (52 WEEKS) ENDED
                                                ENDED APRIL 3,         MARCH 28,         MARCH 30,         MARCH 31,
                                                    1997                 1996               1995              1994
                                                --------------     ----------------   ----------------  ----------------
EBITDA                                             $  112,948         $  112,555        $   88,942         $  98,784
     Rent                                              80,061             64,813            60,076            58,443
                                                  -----------        -----------       -----------       -----------
EBITDAR                                            $  193,009         $  177,368        $  149,018         $ 157,227
     Interest on borrowings                            12,016             18,099            24,502            25,699
     Interest on capital leases                        10,006             10,729            11,406            10,676
     Interest Income                                     (569)            (6,491)           (8,004)           (2,169)
                                                  -----------        -----------       -----------       -----------
     Net Interest Expense                          $   21,453         $   22,337        $   27,904         $  34,206
     Rent                                              80,061             64,813            60,076            58,443
                                                  -----------        -----------       -----------       -----------

     Net Interest Expense Plus Rent                   101,514             87,150            87,980            92,649
                                                  -----------        -----------       -----------       -----------
                                                  -----------        -----------       -----------       -----------

     RATIO OF EBITDA TO NET INTEREST EXPENSE             5.26               5.04              3.19              2.89
                                                  -----------        -----------       -----------       -----------
                                                  -----------        -----------       -----------       -----------
     RATIO OF EBITDAR TO NET INTEREST EXPENSE            1.90               2.04              1.69              1.70
     AND RENT
                                                  -----------        -----------       -----------       -----------
                                                  -----------        -----------       -----------       -----------